Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-163670, 333-195487 and 333-198307 on Form S-8 and Registration Statement Nos. 333-189538, 333-192025, 333-199849 and 333-214897 on Form S-3 of our report dated March 14, 2016, relating to the consolidated financial statements of Sorrento Therapeutics, Inc. and Subsidiaries, for the year ended December 31, 2015, which appears in this Form 10-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 21, 2017